Amendment 1

This first amendment to the Contract for the Sale and Purchase of Business Assets, herein referred to as the “Contract” or the “Agreement” dated September 13, 2006 executed this on the 13th day of November, 2005(“Amendment 1”).

Whereas the parties agree that Section 1(a)(i) of the Agreement is unclear and subject to different interpretations, and does not accurately reflect that which was contemplated by the parties at the execution of the Agreement, hereby amend Section 1(a)(i) to read as follows:

(i) Amerex Companies, Inc. will issue or cause to be issued 500,000 shares of Amerex Companies, Inc. restricted common stock as soon as practicable after execution of the Agreement.  Mark Springer, Mark Thomas, Richard Coody, Robert Boyd, and the Springer Family LLC, will share in the division of the shares as set forth in Exhibit B of the Agreement.

Seller:

NES Technology, LLC

_______________________________

Robert Boyd

President

Buyer:

Amerex Companies, Inc.

_______________________________

Ron Brewer

Chief Operating Officer

C:\Nick\Envirosolve\Operations\NES\Amendment 1 to NES.doc